Exhibit 99.1

Talis Biomedical Provides Business Update and

Reports Second Quarter Financial Results

Conference call and webcast today at 4:30pm Eastern/1:30pm Pacific

REDWOOD CITY, Calif. – August 2, 2022 – Talis Biomedical Corporation (Nasdaq: TLIS), a company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today provided a business update and reported financial results for the second quarter ended June 30, 2022.

In the second quarter, Talis continued to make progress on its ability to manufacture the Talis One™ system at scale. Talis successfully implemented modifications to manufacturing processes, quality controls and supply conformance resulting in improved quality and yield of cartridges and instruments.

Based on evolving market dynamics with COVID testing and the current financial environment, Talis has discontinued investment in commercialization of its stand-alone COVID-19 assay under Emergency Use Authorization. As part of this decision, the company is refocusing its resources on large and long-term market opportunities in Women’s and Sexual health markets, beginning with a multiplex panel for Chlamydia Trachomatis and Neisseria Gonorrhoeae (CT/NG), which is currently under development.

“We have an innovative, high-performing platform with Talis One, evidence that we can manufacture cartridges and instruments at scale and $165 million in cash to execute on our strategy,” said Rob Kelley, chief executive officer of Talis. “We plan to leverage these assets in markets where we believe we can deliver high-value, sustainable growth for a differentiated diagnostic platform at the point of care.”

To align resources with this new focus, Talis is implementing a 35 percent reduction in force and additional cost saving measures. Based on the timing of notifications under the Worker Adjustment and Retraining Notification (WARN) Act, Talis expects to start realizing the benefit of its restructuring plan in the fourth quarter of 2022. These actions are expected to lower cash burn and extend the company’s operations further into 2025.

Second Quarter 2022 Financial Results

Revenue was $0.6 million for the second quarter of 2022, compared to $0.1 million for the same period in 2021. This includes $0.5 million of product revenue for the second quarter of 2022 driven by antigen testing sales and $0.1 million of grant revenue.

Operating expenses were $26.5 million in the second quarter of 2022, compared to $64.5 million for the same period in 2021. The decrease in operating expenses was primarily driven by declines in research and development expenses from manufacturing scale-up investments that were largely completed.

Net loss was $27.0 million for the second quarter of 2022, compared to $64.5 million for the same period in 2021.

Unrestricted cash and cash equivalents on June 30, 2022, were $165.4 million.

Conference Call and Webcast Details

The company will host a live conference call and webcast to discuss the business update and financial results on Tuesday, August 2, 2022, at 4:30 PM ET / 1:30 PM PT. The conference call can be accessed by registering online for dial-in information or via live audio webcast at: https://investors.talisbio.com/news-and-events/events. Participants interested in dialing in to the conference call are requested to register at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Talis Biomedical

Talis is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care. The company plans to develop and commercialize innovative products on its sample-to-answer Talis OneTM system to enable accurate, low cost, and rapid molecular testing. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to advance our pipeline, including the plans to develop additional Talis One assays in the women’s and sexual health markets; the potential to realize the benefit of our restructuring plan in the fourth quarter of 2022; our ability to position Talis to durable value to our shareholders; and our ability to lower our cash burn, extend operations and extend our cash runway. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business of the ongoing COVID-19 pandemic, including any impact on our ability to develop our pipeline products, our ability to achieve or sustain profitability, our ability to launch and gain market acceptance for our pipeline products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing, capacity constraints or delays in production of our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407

Talis Biomedical Corporation

Balance Sheets

(in thousands)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 165,373	$ 232,545
Accounts receivable, net	636	183
Inventory	2,219	—
Prepaid expenses and other current assets	5,738	3,387
Total current assets	173,966	236,115
Property and equipment, net	10,157	10,528
Operating lease right-of-use-assets	35,791	12,907
Other long-term assets	1,776	6,278
Total assets	$ 221,690	$ 265,828
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 3,978	$ 5,122
Accrued compensation	5,052	6,369
Accrued liabilities	2,539	6,383
Operating lease liabilities, current portion	2,334	1,232
Total current liabilities	13,903	19,106
Operating lease liabilities, long-term portion	30,768	12,745
Total liabilities	$ 44,671	$ 31,851
Stockholders’ equity:
Series 1 convertible preferred stock	3	3
Common stock	3	3
Additional paid-in capital	602,017	598,913
Accumulated deficit	(425,004)	(364,942)
Total stockholders’ equity	177,019	233,977
Total liabilities and stockholders’ equity	$ 221,690	$ 265,828

Talis Biomedical Corporation

Statements of Operations and Comprehensive Loss

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Grant revenue	$ 70	$ 117	$ 944	$ 7,117
Product revenue, net	502	—	2,815	—
Total revenue, net	572	117	3,759	7,117
Cost of product sold	1,302	—	4,823	—
Gross profit (loss)	(730)	117	(1,064)	7,117
Operating expenses:
Research and development	17,365	54,495	38,068	114,688
Selling, general and administrative	9,178	9,983	21,108	17,310
Total operating expenses	26,543	64,478	59,176	131,998
Loss from operations	(27,273)	(64,361)	(60,240)	(124,881)
Other income (expense), net	262	(111)	178	(83)
Net loss and comprehensive loss	$ (27,011)	$ (64,472)	$ (60,062)	$ (124,964)